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                                                                    EXHIBIT 4.6
                                                                 EXECUTION COPY



                                TRUST AGREEMENT


                          dated as of November 7, 1994


                                    between



                      TRUCK RETAIL INSTALMENT PAPER CORP.,
                                  as Depositor



                                      and




                            CHEMICAL BANK DELAWARE,
                                as Owner Trustee
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        TRUST AGREEMENT, dated as of November 7, 1994, between TRUCK RETAIL
INSTALMENT PAPER CORP., a Delaware corporation, as depositor (in such capacity, the "Depositor"), and CHEMICAL BANK DELAWARE, a Delaware banking corporation, as Owner Trustee (as defined below).

        The parties hereto hereby agree as follows:


        SECTION 1.  DEFINITIONS

        1.1 Defined Terms. Capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in Appendix A to the Liquidity Agreement, dated as of the date hereof, among the NFC Asset Trust, certain financial institutions as lenders (the "Lenders") and Chemical Bank, as administrative agent for the Lenders, unless otherwise defined herein.

        1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Basic Documents or any certificate or other document made or delivered pursuant hereto or thereto.

        (b) As used herein and in the Basic Documents, and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

        (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


        SECTION 2.  ORGANIZATION

        2.1 Name. The Trust created hereby shall be known as "NFC Asset Trust", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.




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        2.2  Office.  The office of the Trust shall be in care of the Owner
Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

        2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                 (a) to purchase Receivables and certain related property from time to time pursuant to and in accordance with the provisions of the Receivables Purchase Agreement and to manage and hold such Receivables;

                 (b) to purchase the Trust Wholesale Certificate pursuant to and in accordance with the provisions of the Wholesale Purchase Agreement and to make Wholesale Certificate Advances from time to time;

                 (c) to make the Financing Loan from time to time pursuant to and in accordance with the provisions of the Financing Loan and Security Agreement;

                 (d) to issue the Trust Certificates pursuant to this Agreement and the other Equity Documents and to sell, transfer, exchange or redeem the Trust Certificates;

                 (e) to issue and sell from time to time Commercial Paper Notes and to borrow from time to time funds under the Liquidity Facility in each case the proceeds of which shall be used to fund the activities described in subsections (a) through (c) of this subsection
         2.3 or to repay maturing Commercial Paper Notes or Loans or to make any other payments contemplated by the Liquidity Agreement or any other Basic Document to be made by the Trust;

                 (f) to make payments on the Commercial Paper Notes, the outstanding Loans (and any other amounts owing by the Trust to any Lender under the Liquidity Agreement) and the Trust Certificates and to pay the organizational, start-up and transactional expenses of the Trust;

                 (g) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the terms of the Collateral Trust Agreement and the Depositary Agreement;





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                 (h)  to hold, manage and distribute to the  Certificateholders pursuant to the terms of this Agreement and the Collateral Trust Agreement any portion of the Trust Estate as is permitted pursuant to the Basic Documents;

                 (i) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                 (j) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                 (k) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate, the making of distributions to the Certificateholders and the making of payments to the Lenders and the holders of the Commercial Paper Notes.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

        2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

        2.5 Initial Capital Contribution of Trust Estate. (a) The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Depositor may from time to time make additional capital contributions to the Trust.

        (b) Notwithstanding the terms of subsections 3.2 and 3.3, until the Issuance Date, the entire beneficial interest in the Trust shall be represented by one Trust Certificate substantially in the form set forth in Exhibit A-2, which shall be held by the Depositor and shall have a face amount equal to the Depositor's initial capital





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contribution.  Upon the execution of this Agreement and the completion of the capital contribution referred to in subsection 2.5(a), such Trust Certificate shall be executed by the Owner Trustee on behalf of the Trust and authenticated and delivered to the Depositor. For so long as such Trust Certificate is the only Trust Certificate outstanding, all earnings from the investment of the proceeds of such capital contribution shall be distributed to the Depositor in the manner contemplated by the Trust Certificate, and the provisions of subsection 5.2 shall not apply. In addition, so long as such Trust Certificate is the only Trust Certificate outstanding, the terms of this Agreement may be amended, and/or the Trust may be terminated or revoked, by the Depositor in its sole discretion, and the provisions of Section 10 and subsection 12.1 shall not apply; provided, however, that no such amendment that adversely affects the interests of the Owner Trustee in any respect shall be effective without the consent of the Owner Trustee.

        (c) On the Issuance Date, the Depositor shall surrender the Trust Certificate held by it in the amount of $1.00 in exchange for an interest in a new Trust Certificate substantially in the form set forth in Exhibit A-1 in an amount equal to at least 1% of the Aggregate OTC Amount on the Issuance Date and shall make a capital contribution to the Trust in an amount equal to the excess of (i) the amount of such Trust Certificate over (ii) $1.00 plus any income earned by the Trust to the Issuance Date that has not been distributed to the Depositor.

        2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under the Trust Statute and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by, or based upon gross or net income, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes





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of the Trust.  The Owner Trustee agrees to file the certificate, substantially in the form set forth as Exhibit B, required under Section 3810 et seq. of the Trust Statute in connection with the formation of the Trust as a business trust under the Trust Statute.

        2.7 Liability of the Depositor and the Certificateholders. (a) The Depositor shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for
(i) the obligations of the Trust to make payments (whether for principal, interest, increased costs or expense reimbursement, indemnity or otherwise) with respect to the Commercial Paper Notes, the Loans or the Trust Certificates or (ii) any losses, claims, damages, liabilities and expenses arising out of the imposition of any taxing authority of any federal income taxes, state or local income or franchise taxes, or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital net worth and similar items (including any interest penalties or additions with respect thereto) upon the Certificateholders, the Lenders, the holders of the Commercial Paper Notes, or the Collateral Trustee (including any liabilities, costs or expenses with respect thereto). In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this subsection 2.7(a). The obligations of the Depositor under this subsection 2.7(a) shall be evidenced by the Trust Certificates issued pursuant to subsections 2.5(b) and (c) and subsection 3.9, which for purposes of the Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided that the rights and obligations evidenced by all Trust Certificates, regardless of class, except as provided in subsections 2.5(b) and (c) and this subsection 2.7(a), shall be identical.

        (b) No Certificateholder, other than the Depositor, to the extent set forth in subsection 2.7(a), shall have any personal liability for any liability or obligation of the Trust.





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        2.8  Title to Trust Property.  Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

        2.9 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.
Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

        2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

                 (a) The Depositor (i) is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except in the case of (iii) and (iv) to the extent that the failure to comply therewith would not reasonably be expected to, in the aggregate, have a Material Adverse Effect with respect to it.

                 (b) The Depositor has the corporate power and authority, and the legal right, to execute, deliver and perform this Agreement and has taken all necessary action required by the applicable Requirements of Law to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, equity holders or creditors of the Depositor) is required in connection with the execution, delivery, performance, validity or




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         enforceability of this Agreement.  This Agreement has been duly executed and delivered on behalf of the Depositor and constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 (c) The execution, delivery and performance of this Agreement will not violate any Requirement of Law or Contractual Obligation of the Depositor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Basic Documents).

                 (d) No litigation or proceeding or, to the knowledge of the Depositor, no investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Depositor, threatened by or against the Depositor or against any of its properties or revenues (a) with respect to this Agreement or any of the transactions contemplated hereby or (b) which would reasonably be expected to have a Material Adverse Effect with respect to the Depositor.

        2.11 Tax Treatment. (a) Each of the Depositor and the Owner Trustee, by entering into this Agreement, and each Certificateholder, by acquiring any Trust Certificate or interest therein,

                      (i) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a partnership in which each of the Certificateholders is a partner; and

                      (ii) agrees to use reasonable efforts to notify the Owner Trustee and the Depositor promptly upon receipt of any notice from any taxing authority having jurisdiction over such Certificateholder with respect to the treatment of the Trust Certificates as anything other than interests in a partnership.




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        (b)  Each Certificateholder shall furnish the Depositor, the
Administrator and the Owner Trustee with information necessary to enable the Depositor to comply with United States federal income tax information reporting requirements in respect of such Certificateholder's interest in its Trust Certificate. Each Certificateholder agrees to certify, from time to time, in such manner as may be reasonably requested by the Owner Trustee, whether such Person is a U.S. Person as such term is defined in the Section 7701(a)(30) of the Code. Each Certificateholder hereby represents and warrants that such Certificateholder is a U.S. Person as such term is so defined.

        (c) If any withholding tax is imposed on the Trust with respect to an allocation of income to a Certificateholder as a consequence of such Certificateholder's not being a U.S. Person, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with Section 5. Such Certificateholder shall indemnify the Trust for the amount of any withholding tax imposed on the Trust as a consequence of such Certificateholder's not being a U.S. Person and not withheld from amounts distributable to such Certificateholder and any interest or penalties resulting from any failure to withhold the amount of any such tax as a consequence of its breach of its representation set forth in subsection 2.11(b). The amount of any withholding tax imposed as a consequence of such Certificateholder's not being a U.S. Person with respect to a Trust Certificate shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to an allocation of income (other than as a consequence of a Certificateholder's not being a U.S. Person, in which case required amounts may be withheld without the advice of counsel as described in this sentence), the Owner Trustee may, upon the advice of nationally recognized tax counsel that such withholding is required under applicable law, withhold such amounts in accordance with this subsection 2.11(c). Upon receipt of the advice referred to above, the Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and deferring the payment of such tax, if permitted by law, pending the outcome of such proceedings). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably





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cooperate with such Certificateholder in making such claim so long as such
Certificateholder agrees to reimburse the Owner Trustee for any out- of-pocket expenses incurred in connection therewith.

        (d) The agreements in this subsection 2.11 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.


        SECTION 3. TRUST CERTIFICATES

        3.1 Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to subsection 2.5(a) and until the issuance of the Trust Certificates pursuant to subsection 3.3, the Depositor shall be the sole beneficiary of the Trust.

        3.2 The Trust Certificates. (a) The Trust Certificates (other than the Trust Certificate issued pursuant to subsection 2.5(a)) shall be substantially in the form set forth as Exhibit A-1. Each Trust Certificate other than a Trust Certificate issued to the Depositor (a) shall be issued in denominations of $500,000 or in integral multiples of $1,000 in excess thereof, which denomination shall equal the outstanding certificate balance of such Trust Certificate on the date of issuance thereof, and (b) shall evidence the right to receive an amount equal to the lesser of such denomination and the outstanding certificate balance of such Trust Certificate as in effect from time to time. Each Trust Certificate issued to the Depositor (i) shall be issued in a denomination of any integral multiple of $1, which denomination shall equal the certificate balance of such Trust Certificate on the date of issuance thereof, and (ii) shall evidence the right to receive an amount equal to the lesser of such denomination and the certificate balance of such Trust Certificate as in effect from time to time as well as the right pursuant to subsection 5.3(c) to receive distributions of the balance, if any, of the property held by the Trust upon the satisfaction in full of the Obligations. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to subsection 3.3, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such





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Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

        (b) The Trust Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

        (c) The terms of the Trust Certificates set forth in Exhibit A shall form part of this Agreement.

        3.3 Authentication of Trust Certificates. (a) On the Issuance Date and on any Additional Issuance Date, upon the written order of the Administrator, the Owner Trustee shall cause the Trust Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by a Responsible Officer of the Depositor, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Certificateholder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or Chemical Bank, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

        (b) No Trust Certificate (other than the Trust Certificate issued pursuant to subsection 2.5(a)) shall be originally issued unless the conditions set forth in the related Certificate Purchase Agreement and, in the case of Trust Certificates to be issued on an Additional Issuance Date, the requirement set forth in subsection 3.11(d) of this Agreement shall have been satisfied or waived and the Owner Trustee has received a certificate from a Responsible Officer of the Depositor as to the satisfaction or waiver of the conditions set forth in the related Certificate Purchase Agreement and, if applicable, the requirement set forth in subsection 3.11(d).

        (c) Proceeds received by the Trust in respect of the issuance and sale of the Trust Certificates shall be deposited into the Collateral Account and applied as set forth in subsection 5.3(a) of the Collateral Trust Agreement.



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        3.4  Registration of Transfer and Exchange of Trust Certificates.  (a)
The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to subsection 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided; provided, however, that no Trust Certificate may be subdivided upon transfer or exchange such that the denomination of any resulting Trust Certificate is less than $500,000.
Chemical Bank shall be the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

        (b) Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to subsection 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause Chemical Bank, as its authenticating agent, to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to subsection 3.8. The transfer of the Trust Certificates is subject to the transfer restrictions contained in subsection 12.9 and may be subject to further transfer restrictions contained in the applicable Certificate Purchase Agreement.

        (c) Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

        (d) No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.



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        3.5  Mutilated, Destroyed, Lost or Stolen Trust Certificates. (a)  If
(i) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and
(ii) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

        (b) If, after the delivery of a replacement Trust Certificate or payment in respect of a destroyed, lost or stolen Trust Certificate pursuant to subsection 3.5(a), a bona fide purchaser of the original Trust Certificate in lieu of which such replacement Trust Certificate was issued presents for payment such original Trust Certificate, the Owner Trustee shall be entitled to recover such replacement Trust Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Trust Certificate from such Person to whom such replacement Trust Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

        (c) In connection with the issuance of any replacement Trust Certificate under this subsection 3.5, the Owner Trustee may require the payment by the applicable Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) in connection therewith.




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        (d)  Any duplicate Trust Certificate issued pursuant to this subsection
3.5 in replacement of any mutilated, destroyed, lost or stolen Trust
Certificate shall constitute an original additional beneficial interest in the Trust, whether or not the mutilated, destroyed, lost or stolen Trust
Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Trust Certificates duly issued hereunder.

        (e) The provisions of this subsection 3.5 are exclusive and shall (to the extent permitted by law) preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Trust Certificates.

        3.6 Persons Deemed Certificateholders. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the Certificateholder of such Trust Certificate for the purpose of receiving distributions pursuant to
Section 5 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

        3.7 Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Administrator or the Depositor, within 15 days after receipt by the Owner Trustee of a request therefor from the Administrator or the Depositor, as the case may be, in writing, a list, in such form as the Administrator or the Depositor, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the




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disclosure of its name and address, regardless of the source from which such information was derived.

        3.8 Maintenance of Corporate Trust Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies in the Borough of Manhattan, The City of New York, where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Owner Trustee initially designates the offices of Chemical Bank, 55 Water Street, New York, New York, as its principal office for such purposes. The Owner Trustee shall give prior written notice to the Depositor, the Administrative Agent, the Collateral Trustee and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency. In no event, however, shall the Owner Trustee move the Certificate Register, or change the office or agency designated for the foregoing purposes, to any jurisdiction unless the Owner Trustee has been advised by counsel that such jurisdiction will not impose any additional tax upon the Trust or any Certificateholder solely as a result of the maintenance of the Certificate Register, or such office or agency, in such jurisdiction.

        3.9 Disposition by Depositor. On and after the Issuance Date, the Depositor shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Aggregate OTC Amount. Any attempted transfer of any Trust Certificate that would reduce such interest of the Depositor below 1% of the Aggregate OTC Amount shall be void. Notwithstanding the foregoing, the Depositor may pledge the Trust Certificates issued to it to NFC pursuant to the Intercompany Agreement. The Owner Trustee shall cause any Trust Certificate issued to the Depositor that represents all or a portion of the Depositor's 1% ownership of the Aggregate OTC Amount (and any Trust Certificate issued in exchange therefor) to contain a legend stating "THIS CERTIFICATE IS NONTRANSFERABLE." On any Additional Issuance Date on which additional Trust Certificates are being issued pursuant to subsection 3.11(a), the Depositor shall purchase additional Trust Certificates such that the aggregate certificate balance of the Trust Certificates owned by the Depositor is at least equal to 1% of the Aggregate OTC Amount (after giving effect to such additional issuance).

        3.10 Depositor as Certificateholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Trust Certificates and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Depositor.

        3.11 Issuance of Additional Trust Certificates. (a) On the date of the occurrence of any increase in the Maximum Aggregate Commitment pursuant to the Liquidity Agreement, upon the written request of the Administrator and satisfaction of the conditions set forth in subsection 3.11(d) below, the Trust shall issue and sell to one or more purchasers approved by the Depositor and the Administrator in their sole discretion, pursuant to one or more Certificate Purchase Agreements, additional Trust Certificates in an aggregate amount such that, after giving effect to such issuance, the Aggregate OTC Amount will be at least equal to the Required OTC Amount, calculated after giving effect to the increase in the Maximum Aggregate Commitment on such date.

        (b) In the event that the Aggregate OTC Amount has been reduced pursuant to subsection 5.5(a) and, as a result of such reduction, the Aggregate OTC Amount on any Settlement Date is less than the Required OTC Amount, upon the written request of the Administrator and satisfaction of the conditions set forth in subsection 3.11(d) below, the Trust shall issue and sell to one or more purchasers approved by the Depositor and the Administrator in their sole discretion, pursuant to one or more Certificate Purchase Agreements, additional Trust Certificates in the aggregate amount requested by the Administrator; provided, however, that, after giving effect to such issuance, the Aggregate OTC Amount shall not exceed the Trust Asset Balance on such Settlement Date.

        (c) In the event that the Majority Lenders agree to extend the Expiration Date at any time pursuant to subsection 2.23 of the Liquidity Agreement and the Certificateholders of all outstanding Trust Certificates do not unanimously consent to such extension in accordance with subsection 4.2(b), upon the written request of the Administrator and satisfaction of the conditions set forth in subsection 3.11(d) below, the Trust shall issue and sell on any Settlement Date on which the Aggregate OTC Amount shall be reduced pursuant to subsection 5.5(c) to one or more purchasers approved by the Depositor and the Administrator in their sole discretion, pursuant to one or more Certificate Purchase Agreements, additional Trust Certificates reflecting such extended Expiration Date in an aggregate amount equal to such reduction in the Aggregate OTC Amount.

        (d) The obligations of the Trust and the Owner Trustee to issue additional Trust Certificates on any date (such date, an "Additional Issuance Date") shall be subject to the satisfaction of the following conditions precedent:

                    (i) the Depositor shall have given the Owner Trustee written notice of such issuance three Business Days prior to such Additional Issuance Date;

                    (ii) Credits Outstanding on such Additional Issuance Date shall not exceed the Borrowing Base on such date (after giving effect to all transactions to occur on such date);

                   (iii) the Certificate Purchase Agreements with respect to such issuance shall have been executed and delivered by the parties thereto and all conditions precedent set forth therein to the issuance of such additional Trust Certificates shall have been satisfied or waived; and

                    (iv) with respect to the right to issue additional Trust Certificates pursuant to subsection 3.11(a) only, the Rating Agencies shall have been notified in writing at least 15 days (or such shorter period as shall be acceptable to the Rating Agencies) prior to the proposed issuance of additional Trust Certificates and shall have confirmed in writing that such issuance will not result in the withdrawal or downgrading of the ratings of the outstanding Trust Certificates below the rating assigned by each of the Rating Agencies with respect to the Trust Certificates immediately prior to the proposed Additional Issuance Date.

        3.12 Appointment of Paying Agent. The Owner Trustee hereby appoints Chemical Bank, as paying agent, and Chemical Bank may appoint any co-paying agent acceptable to the Owner Trustee (Chemical Bank, as paying agent, any co-paying agent and any successor thereto, the "Paying Agent"). The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. Chemical Bank shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. If Chemical Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall so return all funds in its possession to the Owner Trustee. The provisions of subsections 8.1, 8.3, 8.4 and 8.6 and
Section 9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.


        SECTION 4.  ACTIONS BY OWNER TRUSTEE


        4.1 Prior Notice to Certificateholders with Respect to Certain Matters. (a) With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

                    (i) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust;

                    (ii) the election by the Trust to file an amendment to the Certificate of Trust;

                   (iii) the amendment, change or modification by the Trust of the Administration Agreement or any other Basic Document, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders;

                 (iv) the appointment of (A) a successor Trust Servicer pursuant to the Trust Servicing Agreement, (B) a successor Trip Servicer pursuant to the Trip Servicing Agreement, (C) a successor Collateral Trustee pursuant to the Collateral Trust Agreement, (D) a successor Administrative Agent pursuant to the Liquidity Agreement or
         (E) a successor Certificate Registrar pursuant to this Agreement; or

                 (v) the consent to the assignment by the Trust Servicer, the Trip Servicer, the Collateral Trustee, the Administrative Agent or the Certificate Registrar of its obligations under the Trust Servicing Agreement, the Trip Servicing Agreement, the Collateral Trust Agreement, the Liquidity Agreement or this Agreement, as applicable.

        (b) Upon receipt of written notice of any termination of, or appointment of a successor to, the Trust Servicer pursuant to Section 7.03 of the Trust Servicing Agreement or the Trip Servicer pursuant to Section 7.03 of the Trip Servicing Agreement, the Owner Trustee shall give prompt written notice thereof to the Certificateholders.

        4.2 Action by Certificateholders with Respect to Certain Matters. (a) Except as provided in the next succeeding sentence, the Owner Trustee shall not have the power to (a) remove the Administrator under the Administration Agreement pursuant to Section 6 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 6 of the Administration Agreement,
(c) consent to the removal of the Trust Servicer under the Trust Servicing Agreement pursuant to Section 7.02 of the Trust Servicing Agreement, (d) consent to the removal of the Trip Servicer under the Trip Servicing Agreement pursuant to Section 7.02 of the Trip Servicing Agreement or (e) except as provided in Section 10, sell or assign any part of the Trust Estate or any interest therein. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

        (b) The Owner Trustee shall not have the power to extend the Expiration Date under the Liquidity Agreement without the unanimous written consent of the Certificateholders.

        4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders.

        4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to subsection 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

        4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement may be taken, given or withheld by Certificateholders holding Trust Certificates evidencing not less than a majority of the Aggregate OTC Amount. Except as expressly otherwise provided herein, any written notice, instruction, direction or other writing of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders holding Trust Certificates evidencing not less than a majority of the Aggregate OTC Amount at the time of the delivery of such notice, instruction, direction or other writing.


        SECTION 5.  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

        5.1 Establishment of Certificate Distribution Account. (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the sole benefit of the Certificateholders.

        (b) The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each

Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

        (c)  The Owner Trustee, upon instruction from the Administrator, shall
(i) upon receipt of any distribution from the Collateral Account or the Certificate Reserve Account pursuant to the Collateral Trust Agreement for deposit in the Certificate Distribution Account, deposit the amount so distributed in the Certificate Distribution Account and (ii) apply amounts so deposited as set forth in this Section 5.

        5.2 Earnings Distributions. (a) The earnings of the Trust distributable to the Certificateholders on each Settlement Date (the "Monthly R.O.E. Amount") shall be equal to the sum for all Trust Certificates of the Interest Amount distributable with respect to each such Trust Certificate on such Settlement Date.

        (b) On each Settlement Date, the Owner Trustee shall distribute from the Certificate Distribution Account to the Certificateholders, at the written direction of the Administrator, the lesser of (i) the Monthly R.O.E. Amount with respect to such Settlement Date plus any Monthly R.O.E. Amount with respect to any previous Settlement Date not distributed to the Certificateholders on any previous date and (ii) the amount on deposit in the Certificate Distribution Account (other than the portion, if any, of such amount received as distributions in respect of principal or OTC Costs).

        (c) The amounts distributed pursuant to this subsection 5.2 shall be distributed to the Certificateholders pro rata in accordance with the respective Interest Amounts to which such Certificateholders are entitled.

        5.3 Capital Distributions. (a) The amount (the "Monthly Capital Amount") distributable to the Certificateholders from the Certificate Distribution Account on each Settlement Date in respect of principal shall be equal to:

                    (i)   prior to the Wind-Down Date, zero; and

                    (ii) on or after the Wind-Down Date, an amount equal to the lesser of (i) the product of (A) the OTC Percentage on such Settlement Date and (B) the Principal Payment Amount for such Settlement Date and (ii) the amount of funds available for distribution to the Owner Trustee pursuant to subsection 5.3(a)(xiii)(I) or 5.3(b)(ii), as the case may be, of the Collateral Trust Agreement; provided, however, that in no event shall the Monthly Capital Amount exceed the Aggregate OTC Amount on such Settlement Date.

        (b) On each Settlement Date on or after the Wind-Down Date, upon the written direction of the Administrator, the Owner Trustee shall allocate and distribute from the Certificate Distribution Account the Monthly Capital Amount to the Certificateholders, pro rata in accordance with the certificate balances of their respective Trust Certificates.

        (c) On the first Settlement Date after the Wind-Down Date on which the Required OTC Amount is zero and the amount on deposit in the Certificate Distribution Account (after giving effect to distribution of all amounts required to be distributed pursuant to subsection 5.2 on such Settlement Date) equals the sum of (i) the Aggregate OTC Amount and (ii) the aggregate amount of OTC Costs not distributed prior to such date, the Owner Trustee, upon the written direction of the Administrator, shall distribute from the Certificate Distribution Account the sum of clauses (i) and (ii) above to the Certificateholders in accordance with the amounts distributable to such parties. Any amount remaining in the Certificate Distribution Account after the payment (or setting aside for payment) of all amounts so payable to the Certificateholders shall be distributed to the Depositor on such Settlement Date.

        5.4 OTC Costs. On each Settlement Date, after giving effect to the distributions required pursuant to subsections 5.2 and 5.3 (other than 5.3(c)), the Owner Trustee, upon the written direction of the Administrator, shall distribute from the Certificate Distribution Account, the lesser of (a) any accrued and unpaid OTC Costs and (b) the amount of funds available for deposit into the Certificate Distribution Account pursuant to subsection 5.3(a)(vi)(L) or 5.3(b)(iv), as the case may be, of the Collateral Trust Agreement.

        5.5 Reduction of Aggregate OTC Amount. (a) In the event that the Aggregate OTC Amount on any Settlement Date prior to the Wind-Down Date shall exceed the Trust Asset Balance on such Settlement Date and the amount on deposit in the Certificate Reserve Account is less than the Certificate Reserve Amount for such Settlement Date, at the written direction of the Administrator, the Owner Trustee, after giving at least three Working Days' prior written notice to the Certificateholders, shall decrease the Aggregate OTC Amount on such Settlement Date, pro rata, by returning a portion of the certificate balance of the Trust Certificates in an amount equal to such excess, applying funds available for distribution to the Owner Trustee pursuant to subsection 5.3(a)(xiii)(H) of the Collateral Trust Agreement for transfer to the Certificate Distribution Account.

        (b) In the event that, as a result of a reduction in the Maximum Aggregate Commitment pursuant to the Liquidity Agreement (other than a reduction pursuant to subsection 2.23 of the Liquidity Agreement), the Aggregate OTC Amount on any Settlement Date prior to the Wind-Down Date shall exceed the Required OTC Amount on such Settlement Date, at the written direction of the Administrator, the Owner Trustee, after giving at least three Working Days' prior written notice to the Certificateholders, shall decrease the Aggregate OTC Amount, pro rata, by returning a portion of the certificate balance of the Trust Certificates in an amount designated by the Administrator (an "OTC Decrease Amount"). The OTC Decrease Amount shall be returned to the Certificateholders through the distribution on each Settlement Date until the OTC Decrease Amount is distributed in full of an amount equal to the lesser of
(i) (A) the OTC Decrease Amount minus (B) the portion, if any, of the OTC Decrease Amount distributed on any prior Settlement Date and (ii) the aggregate amount of funds available to the Owner Trustee for distribution on such Settlement Date as a result of the transfer on such Settlement Date to the Certificate Distribution Account pursuant to subsection 5.3(a)(xiii)(H) of the Collateral Trust Agreement.

        (c) In the event that the Majority Lenders agree to extend the Expiration Date at any time pursuant to subsection 2.23 of the Liquidity Agreement and the Certificateholders of all outstanding Trust Certificates do not unanimously consent to such extension in accordance with subsection 4.2(b), on any Settlement Date occurring after the Majority Lenders agree, and the Certificateholders fail to agree, to such extension, at the written direction of the Administrator, the Owner Trustee, after giving at least three Working Days' prior written notice to the Certificateholders, shall return the certificate balances of those Certificateholders who did not consent to such extension by distributing to such Certificateholders the proceeds of the sale of additional Trust Certificates issued in accordance with subsection 3.11(c) and made available to the Owner Trustee for distribution on such Settlement Date as a result of the transfer on such Settlement Date to the Certificate Distribution Account pursuant to subsection 5.3(a)(xiii)(H) of the Collateral Trust Agreement.

        5.6 Method of Payment. Subject to subsection 10.1(c), distributions required to be made to Certificateholders on any Settlement Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Settlement Date and such Certificateholder's Trust Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

        5.7 Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others.

        (a) Promptly upon receipt thereof pursuant to subsection 4.1 of the Administration Agreement, the Owner Trustee shall send to each Certificateholder the Monthly Program Statement provided to the Owner Trustee by the Administrator. In addition, each Certificateholder may obtain a copy of any of the following documents by submitting a written request therefor to the Owner Trustee addressed to the Corporate Trust Office: (i) the Annual Statement as to Compliance delivered to Trip pursuant to Section 3.01 of the Trip Servicing Agreement, (ii) the Annual Statement as to Compliance delivered to the Trust pursuant to Section 3.01 of the Trust Servicing Agreement, (iii) the Annual Certified Public Accountants' Report delivered to Trip pursuant to
Section 3.02 of the Trip Servicing Agreement, (iv) the Annual Certified Public Accountants' Report delivered to the Trust pursuant to Section 3.02 of the Trust Servicing Agreement and (v) the Annual Report delivered to the Owner Trustee pursuant to subsection 4.2(b) of the Administration Agreement.

        (b) The Owner Trustee shall (i) maintain (or cause to be maintained) the books of the Trust on the basis of a fiscal year ending October 31 on the accrual method of accounting, (ii) deliver to each Certificateholder, as may be required by the Code and applicable treasury regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal, state and local income tax returns, (iii) file such tax returns relating to the Trust (including a partnership information return, Internal Revenue Service Form 1065) and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by law and (v) collect or cause to be collected any withholding tax as described in and in accordance with subsection 2.11(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall not make the election provided under Section 754 of the Code.

        5.8  Signature on Returns; Tax Matters Partner.

        (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust.

        (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable treasury regulations.


        SECTION 6.  CHANGE IN CIRCUMSTANCES

        6.1 Reemployment Costs. Each Certificateholder shall be entitled to be indemnified and held harmless by the Trust from any loss or expense arising from interest or fees payable by such Certificateholder to lenders of funds obtained by it to purchase or maintain its interest in its Trust Certificate as a consequence of any reduction of the Aggregate OTC Amount on a day other than a Settlement Date. A certificate as to any additional amounts payable pursuant to the foregoing sentence, accompanied by a statement setting forth the basis for calculating the amount so payable (which may include any reasonable averaging and attribution methods), submitted by any Certificateholder to the Owner Trustee (who shall promptly forward such certificate to the Administrator) shall be conclusive absent manifest error. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued absent a reduction of the Aggregate OTC Amount as described above, calculated from the date of such reduction through the next Settlement Date, in each case at the applicable LIBO Rate over (ii) the amount of interest (as reasonably determined by such Certificateholder) which would have accrued to such Certificateholder on such amount by placing such amount on deposit for the period described in clause (i) above with leading banks in the interbank eurodollar market. This covenant shall survive termination of this Agreement.

        6.2 Market Disruption. If on or prior to the first day of any Accrual Period, the Administrator notifies the Owner Trustee (which notification shall be conclusive and binding) in writing that (a) no rate appears on Telerate Page 3750 and deposits in dollars are not being offered to the Reference Banks in the London interbank market two Working Days prior to the beginning of any Accrual Period, (b) the rate per annum referred to in the definition of "LIBO Rate" as the basis upon which the interest rate on any Trust Certificate is to be determined does not accurately reflect the costs to any applicable Certificateholder of maintaining its investment in its Trust Certificates at such time or (c) adequate and reasonable means do not otherwise exist for ascertaining the LIBO Rate, the Owner Trustee shall forthwith give written notice thereof to the Certificateholders and the Administrator by telecopy (or, in the case of any Certificateholder, if no telecopy information has been provided to the Owner Trustee, as described in subsection 12.5), whereupon until the Administrator notifies the Owner Trustee (who shall promptly notify the Certificateholders) that the circumstances giving rise to such notice no longer exist, the interest on the Trust Certificates shall be calculated by reference to the LIBO Rate in effect immediately prior to the occurrence of such circumstances.

        6.3 Illegality. Notwithstanding any other provision herein to the contrary, if, after the Issuance Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Certificateholder with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Certificateholder to maintain its interest in the Trust Certificates to the extent the return on such Trust Certificates is calculated by reference to the LIBO Rate, and such Certificateholder shall so notify the Administrator and the Owner Trustee in writing, then the return applicable to the Trust Certificates held by such Certificateholder shall thereafter be calculated by reference to the Alternate Base Rate. Each Certificateholder shall be entitled to be indemnified and held harmless by the Trust from any loss or expense arising from any such change in the method of calculating the return on such Certificateholder's Trust Certificates. If any such change in the method of calculating the return occurs on a day which is not the last day of an Accrual Period, such indemnification shall include an amount equal to the excess, if any, of the amount of interest which would have accrued absent such change in return, calculated from the date of such change through the next Settlement Date, at the applicable LIBO Rate over (ii) the amount of interest which did accrue at the Alternate Base Rate during such period. A certificate as to any additional amounts payable pursuant to the foregoing sentence, accompanied by a statement setting forth the basis for calculating the amount so payable (which may include any reasonable averaging and attribution methods), submitted by any Certificateholder to the Administrator and the Owner Trustee shall be conclusive absent manifest error.

        6.4 OTC Increased Costs. If, on or after the Issuance Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Certificateholder with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject any Certificateholder to any tax, duty or other charge with respect to its Trust Certificates or shall change the basis of taxation of payments to any Certificateholder of the principal of or interest on its Trust Certificates or any other amounts due to such Certificateholder with respect to its Trust Certificates (except for changes in the rate of tax on the overall net income of such Certificateholder imposed by the jurisdiction in which such Certificateholder's principal executive office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Certificateholder or shall impose on any Certificateholder or on the London interbank market any other condition with respect to its Trust Certificates;

and if such Certificateholder determines that the result of any of the foregoing is to increase the cost to such Certificateholder of purchasing or maintaining its Trust Certificates, or to reduce the amount of any sum received or receivable by such Certificateholder with respect to its

Trust Certificates by an amount deemed by such Certificateholder to be material, then such Certificateholder may calculate the additional amount or amounts (collectively, "OTC Increased Costs") which will compensate such Certificateholder for such increased cost or reduction and deliver to the Owner Trustee (with a copy to the Administrator) a request for payment thereof accompanied by a statement setting forth the basis for calculating the amount requested (which may include any reasonable averaging and attribution methods). Such OTC Increased Costs will, on the Settlement Date subsequent to such notification, be distributed in the manner provided in subsection 5.3(a)(vi)(L) or 5.3(b)(iv) of the Collateral Trust Agreement.

        6.5 Changes in Capital Requirements. (a) If any Certificateholder shall determine that, after the Issuance Date, the adoption of any applicable law, guideline, rule or regulation regarding capital adequacy, or any change in any applicable law, guideline, rule or regulation regarding capital adequacy, or any change or clarification in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Certificateholder with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Certificateholder's or its Parent's capital as a consequence of owning such Certificateholder's Trust Certificates to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Certificateholder to be material, then such Certificateholder may calculate the additional amount or amounts which will compensate such Certificateholder (or its Parent) for such reduction and deliver to the Owner Trustee (with a copy to the Administrator) from time to time a request for payment thereof accompanied by a statement setting forth the basis for calculating the amount so requested (which may include any reasonable averaging and attribution methods).

        (b) Each Certificateholder will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Issuance Date which will entitle such Certificateholder to compensation pursuant to this subsection 6.5. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Certificateholder (with a copy to the

Administrator) to the Owner Trustee shall be conclusive in the absence of manifest error.

        6.6 Payment of Expenses. All costs and expenses payable pursuant to this Section 6 shall be payable, to the extent of funds available therefor pursuant to Section 5.3(a)(vi)(L) or 5.3(b)(iv), as the case may be, of the Collateral Trust Agreement.


        SECTION 7.  AUTHORITY AND DUTIES OF OWNER TRUSTEE

        7.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents, and shall execute and deliver any amendment to a Basic Document or agreement contemplated by a Basic Document that is furnished to the Owner Trustee by the Administrator together with a written request for such execution and delivery.

        7.2 General Duties. (a) It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement.

        (b) Notwithstanding the foregoing, it is hereby acknowledged and agreed that the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

        7.3 Action upon Instruction. (a) Subject to subsection 4.4 and in accordance with the terms of the other

Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to subsection 4.5.

        (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been reasonably advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

        (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable to any Person on account of such action. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as the Owner Trustee in good faith believes to be not inconsistent with this Agreement or the other Basic Documents and in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

        (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable to any Person, on account of such action or inaction.

If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as the Owner Trustee in good faith believes to be not inconsistent with this Agreement or the other Basic Documents and in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

        7.4 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or any other Basic Document or in any document or written instruction received by the Owner Trustee pursuant to subsection 7.2 or 7.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity and not in its capacity as Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

        7.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to subsection 7.3.

        7.6 Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in subsection 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the

Trust becoming taxable as a corporation for Federal income tax purposes.


        SECTION 8. CONCERNING THE OWNER TRUSTEE

        8.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in subsection 8.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                 (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts;

                 (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Certificateholders in accordance with the Basic Documents;

                 (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                 (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including, without limitation, the principal of and interest on the outstanding Loans or the Commercial Paper Notes or for the sufficiency of the Trust Estate to provide funds to make required distributions to the Certificateholders;

                 (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the perfection and priority of any security interest created in the Trust Estate (or any portion thereof) or the maintenance of any such perfection and priority or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Loans, the Commercial Paper Notes, the Trust Certificates, other than the certificate of authentication on the Trust Certificates, and the Trust Estate and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to the Lenders, any holder of Commercial Paper Notes or to any Certificateholder, other than is expressly provided for herein and in the other Basic Documents;

                 (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator or the Depositor under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement or the Depositor hereunder; and

                 (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or any other Basic Document or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

        8.2 Furnishing of Documents; Notices. (a) The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

        (b) Upon receipt by the Owner Trustee of written notice pursuant to any Basic Document of the occurrence of any Default or Event of Default under the Liquidity Agreement, the Owner Trustee shall promptly forward a copy of such notice to the Certificateholders.

        8.3 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

                 (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                 (b) It has taken all corporate action necessary to authorize the execution, delivery and performance by it of this Agreement.

                 (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it or any of its properties, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                 (d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the banking and trust activities of banks or trust companies in the jurisdiction in which the Owner Trust was formed.

                 (e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        8.4 Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

        (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

        8.5  Not Acting in Individual Capacity. Except as provided in this
Section 8, in accepting the trusts hereby created Chemical Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

        8.6 Owner Trustee May Own Trust Certificates or Commercial Paper Notes. The Owner Trustee in its individual or any other capacity may become a Lender or the owner or pledgee of Trust Certificates or Commercial Paper Notes and may deal with the Depositor, the Administrator, the Trust, the Collateral Trustee, the Trust Servicer and the Trip Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.


        SECTION 9.  COMPENSATION OF OWNER TRUSTEE

        9.1 Owner Trustee's Fees and Expenses. The Owner Trustee shall receive from the Administrator as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. Subject to the terms agreed to between the Administrator and the Owner Trustee, the Administrator will also pay or reimburse the Owner Trustee and the Trust for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and development of this Agreement and the other Basic Documents, and the consummation of the transactions contemplated hereby or thereby. The Administrator shall pay the amounts provided for in this subsection 9.1 pursuant to subsection 2.5(c) of the Administration Agreement.

        9.2 Indemnification. The Owner Trustee shall be entitled to the indemnification by the Administrator provided for in subsection 2.5(c) of the Administration Agreement. The indemnities contained in this subsection 9.2 shall survive the resignation or removal of the Owner Trustee and the termination of this Agreement.

        9.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Section 9 shall be deemed not to be a part of the Trust Estate immediately after such payment.


        SECTION 10.  TERMINATION OF TRUST AGREEMENT

        10.1  Termination of Trust Agreement.  (a)  This Agreement (other than
Section 9) and the Trust shall terminate and be of no further force or effect,
(i) upon the
final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of Section 5 and the other Basic Documents or (ii) at the time provided in subsection 10.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in subsection 10.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

        (b) After issuance of the Certificates pursuant to subsection 3.3, except as provided in subsection 10.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

        (c) Notice of any termination of the Trust, specifying the Settlement Date upon which the Certificateholders shall surrender their Trust Certificates to the Owner Trustee for payment of the final distribution and cancellation, shall be given promptly by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to subsection 2.5(c)(vii) of the Administration Agreement stating (i) the Settlement Date upon which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Settlement Date is not applicable, distributions being made only upon presentation and surrender of the Trust Certificates at the office of the Owner Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Owner Trustee shall cause to be distributed to Certificateholders amounts distributable on such Settlement Date pursuant to Section 5.

        (d) In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be deemed property of the Depositor and distributed by the Owner Trustee to the Depositor.

        (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Trust Statute.

        10.2 Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency Event shall occur with respect to the Depositor, the Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described below, and provided that the rights and obligations of the parties to this Agreement shall not terminate during such liquidation, winding-up and dissolution. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Owner Trustee written notice of such Insolvency Event and (ii) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Administrative Agent and the Certificateholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this subsection 10.2. Ninety days after the date the Depositor gives the notice described in the preceding sentence, unless, before the end of such 90-day period the Owner Trustee shall have received written instructions from the Administrative Agent, acting on behalf of the Majority Lenders, and the Certificateholders (other than the Depositor) representing more than 50% of the Aggregate OTC Amount, to the effect that the Majority Lenders and each such Certificateholder disapproves of the liquidation of the Trust Estate and termination of the Trust and wishes to reconstitute the Trust pursuant to terms corresponding to the terms of this Agreement, the Owner Trustee shall direct the Collateral Trustee promptly to sell the assets of the Trust (other than the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale, disposition or liquidation of the assets of the Trust shall be applied pursuant to subsection 5.3(b) of the Collateral Trust Agreement.


        SECTION 11.  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

        11.1 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be (a) a corporation satisfying the provisions of Section 3807(a) of the Trust Statute; (b) authorized to exercise corporate trust powers; (c) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and (d) having (or having a parent which has) a rating of at least BBB- by S&P and Baa3 by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this subsection 11.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this subsection 11.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in subsection 11.2.

        11.2 Resignation or Removal of Owner Trustee. (a) Subject to subsection 11.2(c), the Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Administrator and the Certificateholders. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

        (b) Subject to subsection 11.2(c), if at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of subsection 11.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

        (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this subsection
11.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to subsection 11.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies, the Administrative Agent and each Certificateholder.

        11.3 Successor Owner Trustee. (a) Any successor Owner Trustee appointed pursuant to subsection 11.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

        (b) No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to subsection 11.1.

        (c) Upon acceptance of appointment by a successor Owner Trustee pursuant to this subsection 11.3, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Administrative Agent and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

        11.4 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to subsection 11.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger, consolidation or other succession to the Administrator and the Rating Agencies.

        11.5 Appointment of Co-Owner Trustee or Separate Owner Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this subsection, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to subsection 11.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to subsection 11.3.

        (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co- trustee, solely at the direction of the Owner Trustee;

                    (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                   (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

        (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section 11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

        (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any





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
separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        11.6 Confidentiality. The Owner Trustee agrees to keep confidential all non-public information provided to it pursuant to the Basic Documents; provided that nothing herein shall prevent the Owner Trustee from disclosing any such information (i) to its Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors in connection with the transactions contemplated by the Basic Documents, (ii) upon the request or demand of any Governmental Authority having jurisdiction over the Owner Trustee, (iii) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(iv) which has been publicly disclosed other than in breach of this Agreement, or (v) in connection with the exercise of any remedy hereunder.


        SECTION 12.  MISCELLANEOUS

        12.1 Supplements and Amendments. (a) Subject to subsections 7.7(b) and 10.1(b) of the Liquidity Agreement, this Agreement and the other Basic Documents may be amended by the Depositor and the Owner Trustee acting together, with prior written notice to the Rating Agencies, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be defective or inconsistent with any other such provisions, (iii) to add to the covenants, restrictions or obligations of the Owner Trustee, the Collateral Trustee, the Borrower, the Administrator, the Administrative Agent, the Lenders or the Depositor, (iv) to add or supplement any credit or liquidity enhancement or (v) to add any provisions to or to change in any manner or to eliminate any of the provisions therein or to modify in any manner the rights of the Certificateholders; provided, however, that, with respect to clause (v), such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

        (b) Subject to subsections 7.7(b) and 10.1(b) of the Liquidity Agreement, this Agreement and the other Basic Documents may also be amended from time to time by the Depositor and the Owner Trustee acting together, with prior written notice to the Rating Agencies, with the consent of Certificateholders holding Certificates evidencing not less than a majority of the Aggregate OTC Amount, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that shall be required to be made pursuant to this Agreement for the benefit of the Certificateholders or (b) reduce the aforesaid percentage of the outstanding amount of the Aggregate OTC Amount required to consent to any such amendment, without the consent of all Certificateholders.

        (c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

        (d) It shall not be necessary for the consent of Certificateholders pursuant to this subsection 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

        (e) Promptly after the Owner Trustee's execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such Certificate of Amendment with the Secretary of State of Delaware.

        (f) Prior to the execution of any amendment to this Agreement, any other Basic Document or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

        (g) No amendment to any provision of this Agreement shall be made without a written confirmation by each of the Rating Agencies that such amendment will not result in a withdrawal or downgrade of the ratings on the outstanding Trust Certificates and Commercial Paper Notes.

        12.2 Amendments to Other Basic Documents. No amendment to, or waiver of, any provision of any Basic Document shall be made or requested unless the Administrator shall have obtained and provided to the Owner Trustee written confirmation from each of the Rating Agencies that such amendment or waiver will not result in a withdrawal or downgrade of the ratings on the outstanding Trust Certificates.

        12.3 No Legal Title to Trust Estate in Owners. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Sections 5 and 10. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

        12.4 Limitations on Rights of Others. Except for subsection 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders and the Administrator and nothing in this Agreement (other than subsection 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

        12.5 Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient, one day after delivery by overnight courier, or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if: (i) to the Owner Trustee, addressed to Chemical Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration; (ii) the Depositor, addressed to Truck Retail Instalment Paper Corp., c/o Navistar Financial Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008, Attention:
General Counsel; (iii) the Administrator, addressed to Navistar Financial Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008, Attention:
General

Counsel; (iv) Moody's, addressed to: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department; (v) S&P, addressed to Standard & Poor's Ratings Group, 26 Broadway, New York, New York 10004, Attention: Asset Backed Surveillance Department; (vi) the Administrative Agent, addressed to Chemical Bank, 145 East 45th Street, 29th Floor, New York, New York 10017, Attention: Sandra Miklave; or as to each party, at such other address as shall be designated by such party in a written notice to each other party.

        (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

        12.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        12.7 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        12.8 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

        12.9 Certificate Transfer Restrictions. (a) The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include "plan assets" (within the meaning specified in Department of Labor Regulation Section 2510.3-101) by reason of a plan's





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
investment in the entity (each, a "Benefit Plan"), unless the Benefit Plan acquiring a Trust Certificate has available to it an exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code which exemption is applicable to the purchase and holding of the Trust Certificates. Unless such an exemption is available, by accepting and holding a Trust Certificate, the Certificateholder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan and, if requested to do so in writing by the Depositor (with a copy to the Owner Trustee), the Certificateholder shall execute and deliver to the Owner Trustee a Purchaser's Letter.

        (b) Within the three-year period following the issuance of any Trust Certificate, the Certificate Registrar shall not be obligated to accept such Trust Certificate for registration of transfer except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from the registration requirements of the Securities Act, provided that in such case the proposed transferee shall have furnished to the Depositor, the Administrator and the Owner Trustee (A) if such transfer is to be made in reliance on Rule 144A promulgated under the Securities Act, a Purchaser's Letter substantially in the form of Exhibit C signed by the proposed transferee or (B) if the transfer is to be made in reliance upon any other exemption from such registration requirements, (1) a Purchaser's Letter substantially in the form of Exhibit D, signed by the transferor and the proposed transferee and (2) an Opinion of Counsel in form and substance satisfactory to the Owner Trustee. The Trust Certificates are also subject to the minimum denomination specified in subsection 3.2. The Certificates may be subject to further transfer restrictions contained in the applicable Certificate Purchase Agreement.

        (c) The Owner Trustee, on behalf of the Trust, shall, upon the request of any Certificateholder, make publicly available such information as the Administrator advises it is reasonably necessary to permit sales of the Trust Certificates pursuant to Rule 144 or 144A under the Securities Act; provided that nothing herein shall require the Owner Trustee to make available any information in regard to the Owner Trustee or the Administrator, in its capacity as such or as Servicer or in its individual capacity, that is not already publicly available.

        12.10 No Petition. The Owner Trustee on behalf of the Trust, by entering into this Agreement and each Certificateholder, by accepting a Trust Certificate, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of this Agreement (as described in Section 10.1), institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

        12.11 No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Administrator, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

        12.12 Headings. The headings of the various Sections and subsections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        12.13 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM HEREIN.

        12.14 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        12.15 Administrator. The Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

        12.16 Available Information. The Owner Trustee shall hold all Schedules of Retail Receivables, all Schedules of Lease Receivables and a
schedule identifying all Trip Receivables and a schedule identifying all Trust Receivables and a copy of the Receivables Purchase

Agreement, the Lease Receivables Purchase Agreement, the Receivables Purchase Agreement, the Collateral Trust Agreement and the Financing Loan and Security Agreement for examination by interested parties during normal business hours at its Corporate Trust Office.





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
        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    CHEMICAL BANK DELAWARE


                                       By: /s/ John Cashin
                                           -----------------------------------
                                           Name:  John Cashin
                                           Title: Senior Trust Officer


                                    TRUCK RETAIL INSTALMENT PAPER CORP.



                                       By: /s/ R.W. Cain
                                           -----------------------------------
                                           Name:  R.W. Cain
                                           Title: Vice President and Treasurer

                                                                     EXHIBIT A-1
                                                              to Trust Agreement


                                NFC ASSET TRUST

                               TRUST CERTIFICATE

No. R-2
$___________


                 THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS TRUST CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                 THIS TRUST CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

                 THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF
(i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS (WITHIN THE MEANING SPECIFIED IN DEPARTMENT OF LABOR REGULATIONS SECTION 2510.3-101) BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY (EACH, A "BENEFIT PLAN") UNLESS THE BENEFIT PLAN ACQUIRING THIS CERTIFICATE HAS AVAILABLE TO IT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES UNDER SECTION 406(a) OF ERISA AND SECTION 4975 OF THE CODE AND SUCH EXEMPTION IS APPLICABLE TO THE PURCHASE AND HOLDING OF THIS CERTIFICATE. UNLESS SUCH AN EXEMPTION IS AVAILABLE, BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE CERTIFICATEHOLDER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                 [PURSUANT TO THE TRUST AGREEMENT, TRUCK RETAIL INSTALMENT PAPER CORP. ("Trip") SHALL RETAIN BENEFICIAL AND RECORD OWNERSHIP OF CERTIFICATES REPRESENTING AT LEAST 1% OF THE AGGREGATE OTC AMOUNT, AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE THAT REDUCES THE BENEFICIAL AND RECORD INTEREST OF TRIP TO BELOW 1% OF THE AGGREGATE OTC AMOUNT SHALL BE VOID. NOTWITHSTANDING THE FOREGOING, TRIP MAY PLEDGE THIS TRUST CERTIFICATE TO NFC PURSUANT TO THE INTERCOMPANY AGREEMENT.]

                 This TRUST CERTIFICATE evidences a fractional undivided interest, in an initial certificate balance of ___________ DOLLARS ($_______) (as such amount may be reduced from time to time in accordance with the Trust Agreement, as defined below) in